Exhibit 99.1

Company Contacts: Scott Settersten Chief Financial Officer (630) 410-4807

Laurel Lefebvre Vice President, Investor Relations (630) 410-5230

Karen May Director, Public Relations (630) 410-5457

ULTA BEAUTY HOSTS ANALYST AND INVESTOR CONFERENCE AND RAISES

THIRD QUARTER AND FISCAL YEAR 2016 GUIDANCE

Bolingbrook, IL – October 13, 2016 – Ulta Beauty [NASDAQ:ULTA] will host its 2016 analyst and investor conference today, Thursday, October 13, 2016 from 10:00 a.m. to 3:00 p.m. in Chicago, Illinois. In conjunction with this event, the Company raised its financial guidance for the third quarter and full year 2016, and provided an update on its long term strategy.

“We look forward to sharing with the investment community our latest thinking on our strategic plan and opportunities to double our market share,” said Mary Dillon, Chief Executive Officer. “We are confident that executing against our strategic imperatives will continue to drive excellent financial results and create sustainable, long term shareholder value.”

Outlook:

For the third quarter of fiscal 2016, the Company now expects comparable sales, including e-commerce sales, to increase 14% to 15%, compared to previous guidance of 11% to 13%. The Company reported a comparable sales increase of 12.8% in the third quarter of fiscal 2015.

Income per diluted share for the third quarter of fiscal 2016 is estimated to be in the range of $1.35 to $1.38, compared to prior guidance of $1.25 to $1.30. The Company reported income per diluted share for the third quarter of fiscal 2015 of $1.11.

As a result of the better than expected performance in the third quarter to date, the Company is also raising its previously announced fiscal 2016 guidance. For the full year, the Company plans to achieve comparable sales growth of approximately 12% to 14%, including the impact of the e-commerce business, compared to previous guidance of 11% to 13%. The Company expects to deliver earnings per share growth in the mid-twenties percentage range, compared to previous guidance of low to mid-twenties percentage range, including the impact of the new Dallas distribution center, the rollout of prestige brand boutiques, the accelerated share repurchase program, and continued open market share repurchases.

The Company is also confirming its outlook for the business to deliver earnings per share growth in the low twenties percentage range for fiscal 2017, 2018 and 2019, despite growing from a much larger base compared to initial expectations when the strategic plan was communicated in 2014. The Company is raising its view of long term comparable sales growth and now expects to drive strong 7% to 9% comparable sales growth for this period from 2017 to 2019, compared to previous guidance of 5% to 7% long term comparable growth.

The Company reaffirms its expectation to deliver approximately 200 basis points of operating margin expansion from 2016 levels, to reach its mid-teens operating margin target by the end of fiscal 2019.

Conference Highlights:

The Company will discuss its plans to double its market share over the next several years through new store expansion, e-commerce growing to become a billion dollar business, higher store productivity, and gaining greater share of wallet.

Highlights of the presentations will include:

•	Details on the company’s updated consumer segmentation study, revealing a larger opportunity to target beauty enthusiasts who represent 77% of spending in the beauty products market.

•	Insights about how the Ultamate Rewards loyalty program, currently representing more than 90% of company sales, can grow share of wallet of existing members from a one third share today, reflecting significant market share opportunity.

•	Discussion of exciting recent brand launches including Origins, Dior, Estee Lauder, proactiv, and Shiseido in the skincare and cosmetics categories; Stash SJP fragrance; Honest Beauty haircare products; and Dyson hair dryers.

•	Unveiling of an updated real estate analysis that validates incremental new store potential in the U.S. and highlights key expansion opportunities, leading to a raised outlook for store expansion to a range of 1,400 to 1,700 in the U.S.

•	Updated views on the new store model including the cost to build a store and the sales ramp to maturity, reflecting higher new store productivity and higher sales per store of mature stores as a result of a stronger product portfolio, and higher brand awareness.

Webcast Information

Today’s investor and analyst conference will be webcast live on October 13, 2016, from 11:00 a.m. Eastern Time to 1:00 p.m. Eastern Time and from 2:00 p.m. Eastern Time to 4:00 p.m. Eastern Time at http://ir.ulta.com and will be archived for one year.

About Ulta Beauty

Ulta Beauty (NASDAQ: ULTA) is the largest beauty retailer in the United States and the premier beauty destination for cosmetics, fragrance, skin, hair care products and salon services. Since opening its first store in 1990, Ulta Beauty has grown to become the top national retailer providing All Things Beauty, All in One Place™. The Company offers more than 20,000 products from over 500 well-established and emerging beauty brands across all categories and price points, including Ulta Beauty’s own private label. Ulta Beauty also offers a full-service salon in every store featuring hair, skin and brow services. Ulta Beauty is recognized for its commitment to personalized service, fun and inviting stores and its industry-leading Ultamate Rewards loyalty program. As of October 1, 2016 Ulta Beauty operates 928 retail stores across 48 states and the District of Columbia and also distributes its products through its website, which includes a collection of tips, tutorials and social content. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, targets, strategies or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that cybersecurity breaches and other disruptions could compromise our information or result in the unauthorized disclosure of confidential information; the possibility that the capacity of our distribution and order fulfillment infrastructure and the performance of our newly opened distribution centers may not be adequate to support our recent growth and expected future growth plans; our ability to gauge beauty trends and react to changing consumer preferences in a timely manner; our ability to attract and retain key executive personnel; customer acceptance of our rewards program and technological and marketing initiatives; our ability to sustain our growth plans and successfully implement our long-range strategic and financial plan; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility of material disruptions to our information systems; changes in the wholesale cost of our products; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; weather conditions that could negatively impact sales; our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs; and other risk factors detailed in our public filings with the Securities and Exchange Commission (the “SEC”), including risk factors contained in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as such may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q. Our filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.